EXHIBIT 2.6

DEED OF COVENANT

(1) Martin Richards

(2) Guardian Technologies International, Inc.

(3) Guardian Healthcare Systems UK Limited

Dated 27 July 2004

OSBORNE CLARKE                                      Barcelona
                                                    Brescia
Hillgate House                                      Bristol
26 Old Bailey                                       Brussels
London                                              Cologne
EC4M 7HW                                            Copenhagen
Telephone  +44 (0) 20 7809 1000                     Helsinki
Facsimile  +44 (0) 20 7809 1005                     London
                                                    Madrid
                                                    Milan
                                                    Paris
                                                    Rome
                                                    Rotterdam
                                                    St. Petersburg
                                                    Silicon Valley
                                                    Tallinn
                                                    Thames Valley

                                    CONTENTS

1. Definitions and interpretation  0
2. Protection of Goodwill 2
3. Confidentiality 3
4. Injunctive relief 4
5. Notices 4
6. Contract (Rights of Third Parties) Act 1999 4
7. Variation 4
8. Releases and waivers4
9. Governing law and jurisdiction 5

THIS DEED is made the  27day of July 2004

BETWEEN:

(1) MARTIN RICHARDS of Linton Burnfoot Farm, Morebattle, Kelso, Scotland TD5 8AG ("the "COVENANTOR");

(2) GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. (incorporated in the State of Delaware, USA) whose registered office is at 21351 Ridgetop Circle, Suite 300, Dallas, VA 20166, USA ("the "PARENT"); and

(3) GUARDIAN HEALTHCARE SYSTEMS UK LIMITED (incorporated in England and Wales with number 5127343) whose registered office is at Hillgate House, 26 Old Bailey, London EC4M 7HW ("the PURCHASER").

BACKGROUND:

(A) The Covenantor holds 50% of the issued share capital of Wise Systems Limited, a company registered in England and Wales with company number 01619490 (the "COMPANY"), and has to date been the key executive and director of the Company.

(B)   The Purchaser is a wholly owned subsidiary of the Parent.

(C) The Purchaser has agreed to purchase the entire issued share capital of the Company.

(D) The Covenantor has agreed to enter into this Deed to induce the Purchaser to enter into the Stock Purchase Agreement and to assure to the Purchaser the full benefit of the business and goodwill being transferred under the Stock Purchase Agreement.

It is agreed as follows:

Definitions and interpretation

In this Deed, unless the context otherwise requires, the following words have the following meanings:

"ACT"                            the Companies Act 1985 (as amended);

"CUSTOMER"                       means any person with whom or which the
                                 Covenantor has dealt or has knowledge of by virtue of his employment with the Company in the 6 months preceding Completion, and either:
                                 (a)    who or which shall at
                                        the date of Completion
                                        be negotiating with
                                        the Company for
                                        Restricted Products or
                                        Services; or

                                 (b)    to whom or  which  the
                                        Company  shall  at any
                                        time during the period
                                        of 6  months  prior to
                                        the date of Completion
                                        have    supplied   any
                                        Restricted Products or
                                        Restricted Services.

"COMPLETION"                    the completion of the sale and purchase
                                of the Shares
                                under the Stock Purchase Agreement;
"DEED"                          this deed (including any Schedule or annexure to
                                it which shall have the same force and effect as
                                if set out in the body of this deed);
"GROUP COMPANY"                 the Company, the Purchaser, the Parent and any
                                Subsidiaries of the Parent and "GROUP COMPANY" means any of them;

"RELEVANT DATE"                 the date of Completion;
"RESTRICTED ACTIVITIES"         the development, marketing, sales,
                                implementation and support of healthcare
                                management systems and all other platforms,
                                applications and other technologies now devised
                                by the Company or so devised after the Relevant
                                Date up to the Termination Date;
"RESTRICTED PERIOD"             the period commencing on the Relevant Date and
                                ending on the date 3 years after the Relevant
                                Date;
"RESTRICTED PRODUCTS  OR        any products or services of a kind which have
SERVICES"                       been dealt in, produced, marketed or sold by the
                                Company at any time during the 6 months
                                preceding the date of Completion in the ordinary
                                course of the Company's business or which are
                                proposed to be dealt in, produced, marketed or
                                sold by the Company in the ordinary course of
                                its business at the date of Completion;
"SELLERS"                       the Covenantor and Susan Jill Richards of Linton
                                Burnfoot Farm, Morebattle, Kelso, Scotland TD5
                                8AG;
"SENIOR EMPLOYEE"               any person who is or shall have been in the 12
                                months preceding the Termination Date employed
                                or engaged by any Group Company in a senior
                                managerial, technical, supervisory, sales or
                                marketing capacity and is or shall have been a
                                person with whom the Covenantor has dealt in the
                                course of the Covenantor's employment, and, for
                                the avoidance of doubt, for these purposes
                                Andrew Underhill shall always be regarded as a
                                "Senior Employee";
"SHARES"                        all of the issued shares of the Company at
                                Completion, being 11,000 ordinary shares held in
                                equal proportions by the Sellers;
"STOCK                          the stock purchase agreement of even date
PURCHASE AGREEMENT"             herewith and entered into between the Parent,
                                the Purchaser and the Sellers;
"SUBSIDIARIES"                  any subsidiaries within the meaning of section
                                736 of the Act and any subsidiary undertakings
                                within the meaning of section 258 of the Act
                                from time to time, and "SUBSIDIARY" means any of
                                them; and
"TERMINATION DATE"              the date on which the Covenantor ceases to be an
                                employee of any Group Company;
"TERRITORY"                     United Kingdom.

In this Deed, unless the context otherwise requires:

words in the singular include the plural and vice versa and words in one gender include any other gender;

a reference to a "person" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

clauses and schedules are to clauses and schedules of this Deed and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

the table of contents and headings are for convenience only and shall not affect the interpretation of this Deed; and

words and phrases defined in the Stock Purchase Agreement shall have the same meaning in this Deed.

Protection of Goodwill

Covenants

      In order to assure to the Purchaser and the Parent the full benefit of the business and goodwill of the Company, the Covenantor undertakes to and covenants with the Purchaser and with the Parent (for itself and as trustee for each Group Company and assignee from time to time) on his own behalf that (save as may be bona fide in fulfilling his duties as an employee of any Group Company and save as may be required by law) he shall not directly or indirectly (whether as principal, shareholder, partner, employee, consultant, adviser, officer, agent or otherwise), whether on his own account or in conjunction with or on behalf of any other person, do any of the following things:

      Non-compete - during the Restricted Period within the Territory carry on or be engaged, concerned or interested in (except as the holder of shares in a company whose shares are listed on a recognised investment exchange or overseas investment exchange (as such terms are defined in sections 285 and 313 of the Financial Services and Markets Act 2000) which confer not more than three per cent. of the votes which could normally be cast at a general meeting of that company) any business or venture which competes with any part of the Restricted Activities; or

      Solicitation of clients and prospective clients - during the Restricted Period accept, seek, canvass or solicit any business, orders or custom for any Restricted Products or Services from any Customer or otherwise to perform or to seek to perform any Restricted Activities in respect of any Customer; or

      Non-solicitation of employees - during the Restricted Period endeavour to entice away from any Group Company or encourage to terminate his employment with any Group Company (whether or not such termination would be a breach of his contract of employment) any Senior Employee; or

      Engagement of employees - during the Restricted Period employ or otherwise engage any Senior Employee; or

      Supplier relationships - during the Restricted Period do or say anything likely or calculated to lead any person to withdraw from or cease to continue offering to any Group Company any rights (whether of purchase, sale, import, licence, distribution, agency or otherwise) then enjoyed by it or in any other way to cease to do business or reduce the amount of business it transacts with any Group Company;

      Confidential information - save as set out in clause 3.2 below, disclose to any other person any information which is confidential to the business or affairs of any Group Company or use any such information to the detriment of the business of any Group Company for so long as that information remains confidential; or

      Use of name - use any trade or business name or distinctive mark, style or logo used by or in the business of any Group Company or anything intended to be confused with them.

Severance

      Each undertaking contained in clause 2.1 shall be construed as a separate and independent undertaking and while the restrictions set out in clause
      2.1 are considered by the parties to be reasonable in all the circumstances it is agreed that if any one or more of such restrictions shall either taken by itself or themselves together be adjudged to be invalid, unlawful or unenforceable or to go beyond what is reasonable in all the circumstances for the protection of the Purchaser's (and the Parent's) legitimate interests but would be adjudged valid, lawful, enforceable or reasonable if any particular restriction or restrictions were deleted or in any part or parts of the wording thereof were deleted, restricted or limited in any particular manner (including without limitation any reduction in their duration or geographical scope) then the said restrictions shall apply with such deletions, restrictions or limitations as the case may be.

Covenantor's acknowledgement

      The Covenantor agrees that, having regard to the facts and matters set out above and having taken professional advice, the restrictions contained in this clause 2 are reasonable and necessary for the protection of the legitimate business interests of the Purchaser and the Parent.

Confidentiality

      Except as referred to in clause 3.2 below and save for any announcements or release of information made by the Purchaser or the Parent after Completion, each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Deed or the Stock Purchase Agreement which relates to the provisions or subject matter of this Deed or the Stock Purchase Agreement, to any other party to the Stock Purchase Agreement or to the negotiations relating to the Stock Purchase Agreement.

      Any party may disclose information which would otherwise be confidential under clauses 3.1 or 2.1(f) above if and to the extent:

            it is required to do so by law or any securities exchange or regulatory or governmental body to which it is subject wherever situated;

            it considers it necessary to disclose the information to its professional advisers, auditors and bankers provided that it does so on a confidential basis;

            the information has come into the public domain through no fault of that party; or

            the party to whom it relates has given its consent in writing.

Injunctive relief

The Covenantor understands and agrees that the Purchaser and the Parent may suffer harm (which may be irreparable) in the event that the Covenantor fails to comply with any of its obligations under clauses 2 or 3 above and that monetary damages may be inadequate to compensate the Purchaser and the Parent for such breach. Accordingly, the Covenantor agrees that the Purchaser and the Parent may, in addition to any other remedies available to either of them at law or in equity, be entitled to injunctive relief to enforce the terms of the clauses above.

Notices

Any notice to a party under this Deed shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be hand delivered, or sent by overnight courier, prepaid first class post or facsimile, with a confirmatory copy sent by prepaid first class post to, in the case of the Covenantor, the Covenantor's last known residential address or, in the case of the Purchaser or the Parent, the Purchaser's Company Secretary at the Purchaser's registered office.

A notice shall be deemed to have been served:

      at the time of delivery if delivered personally to a party or to the specified address;

      if sent from the United Kingdom 48 hours after posting in the case of an address in the United Kingdom and 96 hours after posting for any other address and if sent from the United States 48 hours after posting in the case of an address in the United States and 96 hours after posting for any other address; or

      2 hours after transmission if served by facsimile on a business day prior to 3pm in the time zone where such fax is received or in any other case at 10 am on the business day after the date of despatch.

Contract (Rights of Third Parties) Act 1999

      Unless expressly provided in this Deed (including, without limitation, the giving of covenants to Group Companies pursuant to clause 2), no person who is not a party to this Deed has any rights under the Contract (Rights of Third Parties) Act 1999 to rely on or enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

Variation

      No purported variation of this Deed shall be effective unless it is in writing and signed by or on behalf of each of the parties.

Releases and waivers

      The rights, powers and remedies conferred on any party by this Deed and remedies available to them are cumulative and are additional to any right, power or remedy which they may have under general law or otherwise.

      Any party may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Deed by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

      No single or partial exercise, or failure or delay in exercising any right, power or remedy by any party shall constitute a waiver by it of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Deed or otherwise.

Governing law and jurisdiction

This Deed shall be governed by and construed in accordance with English law.

Each of the parties irrevocably submits for all purposes in connection with this Deed to the non-exclusive jurisdiction of the courts of England.

THIS DEED has been executed on the date appearing at the head of page 1.

EXECUTED as a DEED by                     )
MARTIN RICHARDS                           )
in the presence of:                       )

Signature of witness:/s/Giles Woolfson

Name:Giles Woolfson

Address:

Occupation:Esq.

EXECUTED as a DEED (but not                          )
delivered until the date                             )
appearing at the head of                             )
page 1) by GUARDIAN TECHNOLOGIES                     )
INTERNATIONAL INC.                                   )
acting by:                                           )

/s/Robert Dishaw                                     Director

/s/Michael Trudnak                                   Director/Secretary

EXECUTED as a DEED (but not                          )
delivered until the date                             )
appearing at the head of                             )
page 1) by GUARDIAN HEALTHCARE                       )
SYSTEMS UK LIMITED                                   )
acting by:                                           )

/s/Michael Trudnak                                   Director

                                                     Director/Secretary